Exhibit 99.1

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors of KnowledgeStorm, Inc.

We have audited the balance sheets of KnowledgeStorm, Inc. (the “Company”) as of December 31, 2006 and 2005, and the related statements of operations, stockholders’ deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America as established by the American Institute of Certified Public Accountants. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of KnowledgeStorm, Inc. as of December 31, 2006 and 2005, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Grant Thornton LLP

Atlanta, Georgia
May 23, 2007

Exhibit 99.1

KnowledgeStorm, Inc.

BALANCE SHEETS

	December 31,
	2006	2005
ASSETS
Current assets
Cash and cash equivalents	$345,376	$1,131,034
Prepaid license and services	240,468	285,990
Accounts receivable, net of allowance for doubtful accounts of $475,394 and $701,387 at December 31, 2006 and 2005, respectively	2,485,690	2,941,650

Total current assets	3,071,534	4,358,674

Property and equipment - net	1,023,714	972,571

Other assets	47,432	41,935

Total assets	$4,142,680	$5,373,180

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities
Accounts payable	$731,505	$406,465
Accrued expenses	806,374	1,012,811
Current maturities of debt	201,772	32,011
Line of credit	1,150,000	750,000
Deferred revenue	2,249,324	3,756,742

Total current liabilities	5,138,975	5,958,029

Other long-term liabilities	202,237	268,237

Long-term loan payable	265,599	50,740

Redeemable stock
Redeemable convertible preferred stock Series A, $0.001 par value; $24,894,438 and $23,397,940 liquidation value; 35,000,000 shares authorized; 32,069,654 shares issued and outstanding at December 31, 2006 and 2005, respectively	24,863,557	23,334,596

Stockholders' deficit
Common stock; $0.001 par value; 70,000,000 shares authorized; 556,027 and 471,599 shares issued and outstanding at December 31, 2006 and 2005, respectively	556	472
Additional paid-in capital	6,327,589	6,339,019
Accumulated deficit	(32,655,833)	(30,577,913)

Total stockholders' deficit	(26,327,688)	(24,238,422)

Total liabilities and stockholders' deficit	$4,142,680	$5,373,180

The accompanying notes are an integral part of these financial statements.

Exhibit 99.1

KnowledgeStorm, Inc.

STATEMENTS OF OPERATIONS

	For the Year Ended December 31,
	2006	2005

Revenues	$17,780,244	$12,766,347

Operating expenses
Marketing and advertising	2,439,343	1,620,738
Depreciation	388,536	351,278
Salaries and benefits	12,573,440	11,234,618
General and administration	2,877,884	2,460,441
	18,279,203	15,667,075

Operating loss	(498,959)	(2,900,728)

Other income (expense)
Interest income	21,519	33,182
Interest expense	(103,982)	(47,988)
	(82,463)	(14,806)

Net loss before income tax expense	(581,422)	(2,915,534)

Income tax expense	-	-

Net loss	$(581,422)	$(2,915,534)

The accompanying notes are an integral part of these financial statements.

Exhibit 99.1

KnowledgeStorm, Inc.

STATEMENTS OF STOCKHOLDERS’ DEFICIT

	Common Stock
	Shares	Amount	Additional Paid-in Capital	Accumulated Deficit	Total Equity

Balance December 31, 2004	461,724	$462	$6,366,846	$(26,218,913)	$(19,851,605)

Net accretion of issuance costs	-	-	(29,793)	-	(29,793)
Series A preferred stock dividends ($0.046664 per share)	-	-	-	(1,443,466)	(1,443,466)
Stock options exercised	9,875	10	1,966	-	1,976
Net loss	-	-	-	(2,915,534)	(2,915,534)

Balance December 31, 2005	471,599	$472	$6,339,019	$(30,577,913)	$(24,238,422)

Net accretion of issuance costs	-	-	(32,463)	-	(32,463)
Series A preferred stock dividends ($0.046664 per share)	-	-	-	(1,496,498)	(1,496,498)
Share-based compensation	-	-	4,232	-	4,232
Stock options exercised	84,428	84	16,801	-	16,885
Net loss	-	-	-	(581,422)	(581,422)

Balance December 31, 2006	556,027	$556	$6,327,589	$(32,655,833)	$(26,327,688)

The accompanying notes are an integral part of these financial statements.

Exhibit 99.1

KnowledgeStorm, Inc.

STATEMENTS OF CASH FLOWS

	For the Year Ended December 31,
	2006	2005
Cash flows used in operating activities:
Net loss	$(581,422)	$(2,915,534)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	388,536	351,278
Share-based compensation	4,232	-
Decrease (increase) in:
Restricted cash	-	40,000
Accounts receivable	455,960	(985,039)
Prepaid expenses	45,522	(194,076)
Other assets	(5,497)	(8,146)
Increase (decrease) in:
Accounts payable	325,040	151,852
Accrued expenses	(206,437)	373,844
Deferred revenue	(1,507,418)	1,171,148
Other liabilities	(66,000)	268,237

Net cash used in operating activities	(1,147,484)	(1,746,436)

Cash flows used in investing activities:
Purchases of property and equipment	(439,679)	(693,355)

Net cash used in investing activities	(439,679)	(693,355)

Cash flows from financing activities:
Proceeds from issuance of common stock	16,885	1,976
Proceeds from sale of series A preferred stock, net of issuance costs	-	2,413,997
Proceeds from issuance of loan payable	500,000	100,139
Repayments of loan payable	(115,380)	(17,388)
Proceeds from line of credit	400,000	250,000

Net cash provided by financing activities	801,505	2,748,724

Net (decrease) increase in cash and cash equivalents	(785,658)	308,933

Cash and cash equivalents at beginning of year	1,131,034	822,101

Cash and cash equivalents at end of year	$345,376	$1,131,034

Supplemental disclosure of noncash activities
Cash paid for interest	$109,237	$44,865

The accompanying notes are an integral part of these financial statements.

Exhibit 99.1

KnowledgeStorm, Inc.

NOTES TO FINANCIAL STATEMENTS

December 31, 2006 and 2005

NOTE A – ORGANIZATION AND BUSINESS

KnowledgeStorm, Inc. (the “Company”) was incorporated in Illinois on August 12, 1998. On November 22, 1999, the Company reincorporated in Delaware and its main operations are located in Atlanta, Georgia. The Company specializes in online lead generation and brand awareness for the technology industry and aggregates content from software, hardware and IT services vendors into its extensive internet-based technology directories and IT search sites. Thousands of software, hardware and IT services companies have filled their pipelines with quality prospects through their relationship with KnowledgeStorm.

NOTE B – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

1.       Cash and Cash Equivalents

The Company considers all highly liquid debt instruments with an original maturity of 90 days or less to be cash equivalents.

2.       Accounts Receivable and Allowance for Doubtful Accounts

Trade accounts receivable are stated at the amount the Company expects to collect and do not bear interest. Credit limits are established by reviewing the financial history and stability of each customer. The collectibility of trade receivable balances is regularly evaluated based on a combination of factors such as customer credit-worthiness, past transaction history with the customer, current economic industry trends, and changes in customer payment patterns. If it is determined that a customer will be unable to fully meet its financial obligation, such as in the case of a bankruptcy filing or other material events impacting its business, a specific reserve for bad debt is recorded to reduce the related receivable to the amount expected to be recovered. The Company writes-off accounts receivable when they become uncollectible, and payments subsequently received on such receivables are credited to the allowance for doubtful accounts.

3.       Property and Equipment

Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the lesser of the estimated useful lives of the related assets, generally three to ten years, or the relevant lease term.

Exhibit 99.1

KnowledgeStorm, Inc.

NOTES TO FINANCIAL STATEMENTS - CONTINUED

December 31, 2006 and 2005

NOTE B – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – CONTINUED

4.       Impairment of Long-Lived Assets

The Company evaluates the recoverability of its long-lived assets in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. SFAS No. 144 requires recognition of impairment of long-lived assets in the event the net book value of such assets exceeds the future undiscounted cash flows attributable to such assets. If impairment is indicated, the carrying amount of the asset is written down to fair value. The Company has identified no such impairment losses.

5.       Advertising Costs

Advertising costs are expensed as incurred. Advertising expense was $401,424 and $376,454 for 2006 and 2005, respectively.

6.       Income Taxes

The Company accounts for income taxes using SFAS No. 109, Accounting for Income Taxes, which requires the use of the asset and liability method of accounting for deferred income taxes.

7.       Share-Based Compensation

On January 1, 2006, the Company adopted the provisions of SFAS No. 123 (revised 2004), Share-Based Payment, (“SFAS 123(R)”) which revises SFAS No. 123, Accounting for Stock-Based Compensation, (“SFAS 123”) and supersedes APB Opinion 25, Accounting for Stock Issued to Employees, (“APB 25”). SFAS 123(R) requires companies to recognize expense related to the fair value of share-based compensation awards, including employee stock options.

Prior to the adoption of SFAS 123(R), the Company accounted for share-based compensation awards using the intrinsic value method of APB 25. Accordingly, the Company did not recognize compensation expense in its statement of operations for stock options granted that had an exercise price greater than or equal to the market value of the underlying common stock on the date of grant. As required by SFAS 123, the Company provided certain pro forma disclosures for share-based awards as if the fair value-based approach of SFAS 123 had been applied using the minimum value method to measure fair value.

Exhibit 99.1

KnowledgeStorm, Inc.

NOTES TO FINANCIAL STATEMENTS - CONTINUED

December 31, 2006 and 2005

NOTE B – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – CONTINUED

7.       Share-Based Compensation – Continued

SFAS 123(R) requires the use of the prospective transition method for nonpublic companies that previously used the minimum value method to determine fair value for disclosures required by SFAS 123. Accordingly, the Company did not restate its financial results for prior periods. Under this transition method, the Company has applied the provisions of SFAS 123(R) to new awards and to awards modified, repurchased, or cancelled after January 1, 2006. The pre-tax cost for share-based compensation was $4,232 and $0 for the years ended December 31, 2006 and 2005, respectively. The total compensation cost related to nonvested awards not yet recognized in the financial statements is $40,325. An amount of $10,360 will be recognized into compensation cost ratably through 2010. An amount of $29,965 will be recognized into compensation cost if certain vesting conditions are met (see Note I).

Prior to the adoption of Statement 123R, the Company presented all tax benefits resulting from the exercise of stock options as operating cash flows in the statement of cash flows. SFAS 123(R) requires that cash flows from the exercise of stock options resulting from tax benefits in excess of recognized cumulative compensation cost (excess tax benefits) be classified as financing cash flows. For the year ended December 31, 2006, there were no such excess tax benefits from share-based payment plans.

The fair value of options granted is estimated on the date of grant using the Black-Scholes option pricing model based on the assumptions in the table below:

2006
Expected life (years)	1
Interest rate	5.2%
Volatility	60%
Dividend yield	0%

The expected term of the options is based on evaluations of historical and expected future employee exercise behavior. The risk-free interest rate is based on the U.S. Treasury rates at the date of grant with maturity dates approximately equal to the expected life at the grant date. Volatility is based on the historical volatility of several public entities that are similar to the Company as the Company does not have sufficient historical transactions of its own shares on which to base expected volatility. The Company has not historically issued any dividends and does not expect to in the future.

Exhibit 99.1

KnowledgeStorm, Inc.

NOTES TO FINANCIAL STATEMENTS - CONTINUED

December 31, 2006 and 2005

NOTE B – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – CONTINUED

8.       Revenue Recognition

The Company recognizes revenue in accordance with Statement of Position (“SOP”) 97-2, Software Revenue Recognition, SOP 98-9, Software Revenue Recognition with Respect to Certain Transactions, and Emerging Issues Task Force (“EITF”) Issue 00-21, Revenue Arrangements with Multiple Deliverables.

The Company generates fees from services through a variety of contractual arrangements, which include subscriptions, sponsored content, featured sponsorships, and advertising. Revenues from these contractual arrangements are recognized on a straight-line basis over the term of the contract, which is the expected period during which these services will be provided.

Revenues in connection with agreements for standard proprietary and tailored software are recognized upon delivery of the software, provided collection is considered probable, the fee is fixed or determinable, there is evidence of an arrangement, and vendor specific objective evidence (“VSOE”) exists to defer any revenue related to undelivered elements of the arrangement. If VSOE does not exist for all undelivered elements, all revenues in connection with the agreement are deferred and recognized ratably over the term of the agreement.

Deferred revenue represents amounts billed or collected for which services have yet to be rendered.

9.       Research and Development Costs

Research and development expenditures are expensed as incurred. Software development costs are capitalized when a product’s technological feasibility has been established either by completion of a detail program design or a working model of the product, and ending when a product is available for general release to consumers. To date, attainment of technological feasibility of the Company’s products and general release to customers have substantially coincided. As a result, the Company has not capitalized any software development costs.

10.      Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Exhibit 99.1

KnowledgeStorm, Inc.

NOTES TO FINANCIAL STATEMENTS - CONTINUED

December 31, 2006 and 2005

NOTE B – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – CONTINUED

11.      Recent Accounting Pronouncements

In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity, which establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). Many of those instruments were previously classified as equity. For nonpublic entities, mandatorily redeemable financial instruments are subject to the provisions of this Statement. In November 2003, the FASB issued FASB Staff Position 150-3, Effective Date, Disclosures, and Transition for Mandatorily Redeemable Financial Instruments of Certain Nonpublic Entities and Certain Mandatorily Redeemable Noncontrolling Interests under FASB Statement No. 150, “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity”, which, among other things, indefinitely defers the provisions of SFAS 150 for mandatorily redeemable financial instruments that are issued by nonpublic entities that are not Securities and Exchange Commission registrants and that are not mandatorily redeemable on fixed dates.

In December 2004, the FASB issued SFAS No. 153, Exchanges of Nonmonetary Assets: an amendment of APB Opinion No. 29. SFAS 153 is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The Statement eliminates the exception to fair value for exchanges of similar productive assets and replaces it with a general exception for exchange transactions that do not have commercial substance – that is, transactions that are not expected to result in significant changes in the cash flows of the reporting entity.

The Company adopted SFAS 153 effective January 1, 2006. The adoption of SFAS 153 had no effect on the Company’s financial statements.

In May 2005, the FASB issued SFAS No. 154, Accounting Changes and Error Corrections: a replacement of APB Opinion No. 20 and FASB Statement No. 3. SFAS 154 requires that all voluntary changes in accounting principles and changes required by a new accounting pronouncement that do not include specific transition provisions be applied retrospectively to prior period financial statements, unless it is impracticable to do so. The Statement is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Company adopted SFAS 154 effective January 1, 2006. The adoption of SFAS 154 had no effect on the Company’s financial statements. However, the adoption of SFAS 154 could have a material impact on the Company’s financial position and results of operations if the Company has an accounting change in the future.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements. The Statement does not change existing accounting rules governing what can or what must be recognized and reported at fair value in the Company’s financial statements, or disclosed at fair value in the Company’s notes to the financial statements. Additionally, SFAS 157 does not eliminate practicability exceptions that exist in accounting pronouncements amended by this Statement when measuring fair value. As a result, the Company will not be required to recognize any new instruments at fair value.

Exhibit 99.1

KnowledgeStorm, Inc.

NOTES TO FINANCIAL STATEMENTS - CONTINUED

December 31, 2006 and 2005

NOTE B – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – CONTINUED

11.      Recent Accounting Pronouncements – Continued

SFAS 157 creates a single definition of fair value, along with a conceptual framework to measure fair value. SFAS 157 defines fair value as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” The Statement will require the Company to apply valuation techniques that (1) place greater reliance on observable inputs and less reliance on unobservable inputs and (2) are consistent with the market approach, the income approach, and/or the cost approach. SFAS 157 will also require the Company to include enhanced disclosures of fair value measurements in its financial statements.

SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and for interim periods that fall within those fiscal years. Early adoption is permitted; however, the Company does not intend to adopt SFAS 157 prior to the required effective date of January 1, 2008.

In February 2007, the FASB issued SFAS 159, The Fair Value Option for Financial Assets and Financial Liabilities. The objective is to provide companies with the option to recognize most financial assets and liabilities and certain other items at fair value. SFAS 159 will allow companies the opportunity to mitigate earnings volatility caused by measuring related assets and liabilities differently without having to apply complex hedge accounting. Unrealized gains and losses on items for which the fair value option has been elected should be reported in earnings. The fair value option election is applied on an instrument by instrument basis (with some exceptions), is irrevocable, and is applied to an entire instrument. The election may be made as of the date of initial adoption for existing eligible items. Subsequent to initial adoption, the Company may elect the fair value option at initial recognition of eligible items or on entering into an eligible firm commitment. The Company can only elect the fair value option after initial recognition in limited circumstances.

The Statement requires similar assets and liabilities for which the Company has elected the fair value option to be displayed on the face of the balance sheet either (1) together with financial instruments measured using other measurement attributes with parenthetical disclosure of the amount measured at fair value or (2) in separate line items. In addition, the Statement requires additional disclosures to allow financial statement users to compare similar assets and liabilities measured differently either within the financial statements of the Company or between financial statements of different companies.

SFAS 159 is required to be adopted by the Company on January 1, 2008. Early adoption is permitted; however, the Company does not intend to adopt SFAS 159 prior to the required adoption date of January 1, 2008. The Company expects to adopt SFAS 159 along with SFAS 157, Fair Value Measurements. The remeasurement to fair value will be reported as a cumulative-effect adjustment in the opening balance of retained earnings. Additionally, any changes in fair value due to the concurrent adoption of SFAS 157 will be included in the cumulative-effect adjustment if the fair value option is also elected for that item.

Exhibit 99.1

KnowledgeStorm, Inc.

NOTES TO FINANCIAL STATEMENTS - CONTINUED

December 31, 2006 and 2005

NOTE B – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – CONTINUED

11.      Recent Accounting Pronouncements – Continued

The Company is currently evaluating, which, if any items it will elect to recognize at fair value at the date of adoption. The financial statement impact will depend on which items the Company elects to recognize at fair value, fair value at the date of adoption, and the concurrent adoption of SFAS 157. If the Company elects to recognize items at fair value as a result of SFAS 159, this could result in increased earnings volatility.

In July 2006, the Financial Accounting Standards Board issued FASB Interpretation 48, Accounting for Uncertainty in Income Taxes: an interpretation of FASB Statement No. 109. Interpretation 48, which clarifies Statement 109, Accounting for Income Taxes, establishes the criterion that an individual tax position has to meet for some or all of the benefits of that position to be recognized in the Company’s financial statements. On initial application, Interpretation 48 will be applied to all tax positions for which the statute of limitations remains open. Only tax positions that meet the more-likely-than-not recognition threshold at the adoption date will be recognized or continue to be recognized. The cumulative effect of applying Interpretation 48 will be reported as an adjustment to retained earnings at the beginning of the period in which it is adopted.

Interpretation 48 is effective for fiscal years beginning after December 15, 2006, and will be adopted by the Company on January 1, 2007.  The Company has not been able to complete its evaluation of the impact of adopting Interpretation 48 and as a result, is not able to estimate the effect the adoption will have on its financial position and results of operations, including its ability to comply with current debt covenants.

12.      Reclassification

Certain amounts for 2005 have been reclassified in order to conform to current year presentation.

NOTE C – LIQUIDITY

The Company had cash and cash equivalents on hand at December 31, 2006 of $345,376. The Company’s current forecasts and projections indicate that the cash and cash equivalents at December 31, 2006, combined with the additional availability under the Company’s lines of credit (see Note L), should be sufficient to fund operations through the first quarter of 2008.

The Company projects cash flows from operations to become positive by mid-2007. The Company does not have firm commitments for such sales and cannot be certain such projections will be attained.

Exhibit 99.1

KnowledgeStorm, Inc.

NOTES TO FINANCIAL STATEMENTS - CONTINUED

December 31, 2006 and 2005

NOTE D – PROPERTY AND EQUIPMENT

Property and equipment are summarized as follows:

	2006	2005
Furniture and fixtures	$286,567	$272,289
Leasehold improvements	82,853	77,324
Computers	2,505,167	2,084,921
Leased equipment	38,916	39,290
Intellectual property	9,587	9,587

	2,923,090	2,483,411
Accumulated depreciation	(1,899,376)	(1,510,840)
	$1,023,714	$972,571

NOTE E – INCOME TAXES

The tax effects, assuming a 38% tax rate, of temporary differences that give rise to deferred tax assets and deferred tax liabilities at December 31, 2006 and 2005 are as follows:

	2006	2005
Current assets (liabilities):
Accrued expenses	$259,723	$98,194
Prepaid expenses	-	4,778
Noncurrent assets (liabilities)
Allowance for doubtful accounts	-	238,472
Depreciation and amortization	(71,295)	(57,650)
Net operating loss carryforward	9,424,872	8,183,431
	9,613,300	8,467,225
Valuation allowance	(9,613,300)	(8,467,225)
Net deferred tax assets	$-	$-

At December 31, 2006, the Company has available for federal income tax purposes net operating loss (“NOL”) carryforwards of approximately 24,500,000, which expire in various years beginning in 2019 and ending in 2026. These losses may be offset against future taxable income, if any, during the carryforward period. The utilization of a portion of these carryforwards is subject to annual limitations as a result of a change in ownership of the Company in December 2001, as defined in the Internal Revenue Code. The limitation on the use of the carryforwards does not reduce the total amount of net operating losses that may be taken, but rather substantially limits the amounts that may be used during a particular year. Based on its history of operating losses, the Company currently does not believe that it is more likely than not that the benefit of its deferred tax assets will be realized. Accordingly, the Company has established a valuation allowance for the full value of these deferred tax assets at December 31, 2006 and 2005.

Exhibit 99.1

KnowledgeStorm, Inc.

NOTES TO FINANCIAL STATEMENTS - CONTINUED

December 31, 2006 and 2005

NOTE F – COMMITMENTS

Rental payments are recognized on a straight-line basis over the relevant lease term. Future minimum rental payments required under non-cancelable operating leases for property and equipment are as follows:

Year ended December 31:
2007	$613,314
2008	609,447
2009	513,976
2010	460,496

Rent expense under operating leases was $487,325 and $473,582 for the years ended December 31, 2006 and 2005, respectively.

NOTE G – REDEEMABLE CONVERTIBLE PREFERRED STOCK

The Company is authorized to issue 35,000,000 shares of preferred stock. The Company has designated 35,000,000 shares as Series A redeemable convertible preferred stock. In March, June and September 2005, the Company issued an additional 4,158,218 shares of Series A preferred stock at $0.5833 per share to all of its investors using a pro-rata allocation, for a total of $2,425,491 in cash. The Company has issued 32,069,654 shares of Series A redeemable convertible preferred stock through December 31, 2006 and 2005, respectively.

Voting Rights
The Company’s redeemable convertible Series A preferred stock entitles preferred stockholders to vote together with all other classes and series of stock of the Corporation as a single class on all actions to be taken by the stockholders of the Corporation.

Liquidation
The Series A preferred stock has liquidation preferences equal to $0.5833 per share plus accrued and unpaid dividends whether or not declared. After payment of the preferred stock liquidation preference, preferred shares participate with common shares based on voting rights. Dividends on Series A preferred stock are cumulative and are payable at the discretion of the Board of Directors at 8% per annum on the original issue price. Cumulative unpaid dividends were $6,188,209 and $4,691,711 as of December 31, 2006 and 2005, respectively.

Exhibit 99.1

KnowledgeStorm, Inc.

NOTES TO FINANCIAL STATEMENTS - CONTINUED

December 31, 2006 and 2005

NOTE G – REDEEMABLE CONVERTIBLE PREFERRED STOCK – CONTINUED

Transactions involving Series A preferred stock for the years ended December 31, 2006 and 2005 were as follows:

	Series A Preferred Stock
	Shares	Amount
Balance December 31, 2004	$27,911,436	$19,447,340

Issuance of Series A preferred stock at $0.5833 per share in March and June 2005	4,158,218	2,413,997
Series A preferred stock dividends ($0.046664 per share)	-	1,443,466
Accretion of issuance costs	-	29,793

Balance December 31, 2005	32,069,654	23,334,596

Series A preferred stock dividends ($0.046664 per share)	-	1,496,498
Accretion of issuance costs	-	32,463

Balance December 31, 2006	$32,069,654	$24,863,557

The Company has netted the costs associated with the issuance of redeemable preferred stock against the gross proceeds and is accreting the carrying amount of the preferred stock through a charge to additional paid-in capital.

Conversion
All outstanding shares of Series A preferred stock are convertible into common stock shares at a ratio of one to one. The shares will automatically convert if the Company effects a firm commitment for a public offering of shares of common stock in which: (i) the aggregate price paid for such shares by the public shall be at least $15,000,000, and (ii) the price paid by the public for such shares is at least $1.7499 per share. Upon conversion based on a public offering, all liquidation preferences are surrendered.

The shares will automatically convert if the Company completes a sale of the Company. Upon conversion based on a sale of the Company, the preferred stockholders will receive the liquidation amounts, including all accrued but unpaid dividends as of the date of the sale.

Exhibit 99.1

KnowledgeStorm, Inc.

NOTES TO FINANCIAL STATEMENTS - CONTINUED

December 31, 2006 and 2005

NOTE G – REDEEMABLE CONVERTIBLE PREFERRED STOCK – CONTINUED

Redemption
Additionally, all outstanding shares of Series A preferred stock, at the request of a majority of Series A preferred stockholders, must be redeemed at cost plus accrued but unpaid dividends according to the following schedule:

Date of Redemption	Percentage of Shares to be Redeemed
December 12, 2007	33 1/3% of all shares of Series A Convertible Preferred Stock originally issued by the Company

December 12, 2008	50% of all the shares of Series A Convertible Preferred Stock originally issued by the Company

December 12, 2009	100% of all the shares of Series A Convertible Preferred Stock originally issued by the Company

NOTE H – STOCKHOLDERS’ DEFICIT

Common Stock
The Company is authorized to issue 70,000,000 shares of $0.001 par value voting common stock and has issued 556,027 and 471,599 shares through December 31, 2006 and 2005, respectively.

Warrants
On November 6, 2002, the Company issued a warrant to purchase 8,500 shares of Series A preferred stock at a price of $0.5833 per share to a financial institution in exchange for services. The warrant expires on the earlier of a sale of the Company or November 5, 2012. The Company recorded an expense for the fair value of this warrant on the date of grant.

NOTE I – STOCK OPTION PLAN

Stock Incentives
In February 2000, KnowledgeStorm adopted the KnowledgeStorm, Inc. Stock Incentive Plan (the “Plan”). The Plan provides for the grant of stock options, restricted stock awards, and stock appreciation rights to employees and key persons. Stock options granted under the Plan may be either incentive stock options or nonqualified stock options. Incentive stock options (“ISOs”) may be granted only to KnowledgeStorm employees. Nonqualified stock options (“NSOs”), restricted stock awards, and stock appreciation rights may be granted to employees and key persons. KnowledgeStorm has reserved 5,400,000 and 5,100,000 shares of common stock for issuance under the Plan as of December 31, 2006 and 2005, respectively. The exercise price of the incentive stock options may not be less than fair market value of the stock on the date of grant. Generally, these options are exercisable ratably over four years and expire after 10 years. In addition, certain options were granted during 2006 that are only exercisable if there is a change of control, as defined in the Plan.

Exhibit 99.1

KnowledgeStorm, Inc.

NOTES TO FINANCIAL STATEMENTS - CONTINUED

December 31, 2006 and 2005

NOTE I – STOCK OPTION PLAN – CONTINUED

Stock Appreciation Rights
The Plan provides that the exercise price and exercise period of a stock appreciation right shall be determined by the Committee at the grant date. To date, there have been no stock appreciation rights granted.

Restricted Stock Awards
The Plan provides that the exercise price and exercise period of a restricted stock award shall be determined by the Committee at the grant date. Holders of restricted stock awards shall be entitled to vote and receive dividends during the period of restriction to the same extent as holders of unrestricted common stock. To date, there have been no restricted stock awards granted.

Stock Options
The following table summarizes information about stock option activity during the years ended December 31, 2006 and 2005:

	2006		2005
		Weighted Average Exercise		Weighted Average Exercise
	Shares	Price	Shares	Price
Options outstanding as of January 1,	4,017,440	$0.24	3,906,190	$0.23
Granted	1,221,560	0.40	192,500	0.30
Exercised	(84,428)	0.20	(9,167)	0.20
Forfeited	(121,572)		(72,083)
Options outstanding as of December 31,	5,033,000	$0.25	4,017,440	$0.24
Options exercisable as of December 31,	3,395,945	$0.24	2,863,815	$0.26
Weighted average fair value of options granted during the year	$488,624	$0.40	$57,750	$0.30

Exhibit 99.1

KnowledgeStorm, Inc.

NOTES TO FINANCIAL STATEMENTS - CONTINUED

December 31, 2006 and 2005

NOTE I – STOCK OPTION PLAN – CONTINUED

The following table summarizes information about stock options outstanding at December 31, 2006:

	Options Outstanding			Options Exercisable
Range of Exercise Prices	Number Outstanding at December 31,2006	Average Remaining Contractual Life (Years)	Weighted-Average Exercise Price	Number Exercisable at December 31,2006	Weighted-Average Exercise Price
$0.20	3,748,043	5.8	$0.20	3,358,616	$0.20
$0.30	61,750	8.5	$0.30	22,182	$0.30
$0.40	1,209,810	9.5	$0.40	1,750	$0.40
$3.50	3,000	3.5	$3.50	3,000	$3.50
$5.00	4,064	3.0	$5.00	4,064	$5.00
$12.50-$15.00	6,333	3.0	$13.82	6,333	$13.82
	5,033,000			3,395,945

There are 187,500 options outstanding at December 31, 2006 that will become fully exercisable in the event of a change of control, as defined in the Plan. There are 312,063 options outstanding at December 31, 2006 that will become fully exercisable in the event of both (a) a change of control and (b) an additional triggering event. There are 834,560 options outstanding at December 31, 2006 that will become fully exercisable in the event of a completed sale of the Company meeting certain predefined criteria.

NOTE J – LINE OF CREDIT

The Company has a $2,000,000 credit line with a financial institution, which expires in June 2008. The interest rate is the lender’s prime rate plus 1.5%. As of December 31, 2006 and 2005, there was $1,150,000 and $750,000 of borrowings against this line, respectively. The interest rate at December 31, 2006 was 8%. As of December 31, 2006, the Company was in violation of certain loan covenants. In 2007, the bank waived compliance with these covenants.

NOTE K – DEFERRED COMPENSATION PLANS

Qualified Deferred Compensation Plan
The Company maintains a 401(k) Plan (the ″Plan″) for the benefit of all eligible employees. The Plan provides for employer matching contributions at the discretion of the Company's Board of Directors. The Company made $88,545 and $0 of contributions to the Plan for the years ended December 31, 2006 and 2005, respectively.

Exhibit 99.1

KnowledgeStorm, Inc.

NOTES TO FINANCIAL STATEMENTS - CONTINUED

December 31, 2006 and 2005

NOTE L – SUBSEQUENT EVENTS

Line of Credit
In 2007, the Company added an additional line of credit from a financial institution in the amount of $1,500,000, which expires in June 2008. The interest rate is the lender’s prime rate plus 0.5%. The line is secured by guarantees from the investor group of the Company.

Warrants
As part of the guaranteed line of credit mentioned above, the Company issued common stock warrants to the investor group. The warrants are exercisable for a period of two years at an exercise price of $0.40 each. The investor group was issued a number of warrants equal to ten percent of the guaranteed value, based on the exercise price.